                             TEMPORARY WAIVER AGREEMENT

     THIS TEMPORARY WAIVER AGREEMENT (this "Waiver Agreement") is dated as of June 5, 1998, by and among CASTLE & COOKE, INC., a Hawaii corporation (the "Borrower"), the Lenders listed below (the "Required Lenders") and The Chase Manhattan Bank, as Collateral Agent and Administrative Agent for the Lenders (in such capacity, the "Agent").

                                     WITNESSETH

     WHEREAS, the Borrower, the Lenders, and the Agent are parties to the Amended and Restated Credit Agreement dated as of May 16, 1997, as amended (as amended, the "Credit Agreement");

     WHEREAS, the clause (I) of Section 6.01 (g) of the Credit Agreement sets forth a maximum aggregate principal amount of certain Indebtedness permitted thereunder, equal to the lesser of (1) the Total Commitment (i.e.
$250,000,000) PLUS $10,000,000, or (2) the Borrowing Base, PLUS $10,000,000;
and

     WHEREAS, the Borrower has requested that the Required Lenders temporarily waive, and the Required Lenders are willing to temporarily waive, the foregoing cap in Indebtedness, on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Temporary Waiver Agreement, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2.   TEMPORARY WAIVER.

     (a) Effective only during the "Waiver Period" (as defined below), the maximum aggregate principal amount of Indebtedness allowed under clause (i) of Section 6.01 (g) of the Credit Agreement shall be equal to the lesser of
(1) the Total Commitment, PLUS $10,000,000, PLUS the Debt Cushion (as defined below), or (2) the Borrowing Base, PLUS $10,000,000, plus the Debt Cushion.

     (b) As used herein, the following terms shall have the meaning indicated.

          (1) "Debt Cushion" means additional debt in the amount shown on Schedule A attached hereto under the column labeled Debt Cushion relating to the shares of Borrower's common stock repurchased pursuant to the Tender Offer.

          (2)  "Tender Offer" means that Offer to Purchase dated May 15,
1998,
whereby the Borrower has offered to purchase for cash up to 3,000,000 shares of its common stock at a purchase price not greater than $19.50 nor less than $17.75 per share.

          (3) "Waiver Period" means the period commencing on the date of this Waiver Agreement and terminating on October 31, 1998 or such earlier date on which the Debt Cushion is repaid.

     (c) Upon termination of the Waiver Period, the waiver set forth above in this numbered paragraph 2 shall thereupon and thereafter be of no further force or effect.

3. LIMITATION, RATIFICATION AND CONFIRMATION. The waiver set forth in the preceding numbered Paragraph 2 shall be strictly construed and shall not, except as expressly provided, constitute a waiver or amendment of any terms or conditions of the Credit Agreement. Except as specifically set forth in numbered paragraph 2 above, all terms of the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects.

4. COUNTERPARTS. This Waiver Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF,. the parties hereto have caused this Waiver Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             CASTLE & COOKE, INC.

                                             By: /s/ EDWARD C. ROOHAN
                                                 ----------------------------
                                                 Name:  Edward C. Roohan
                                                 Title: Vice President and
                                                         Chief Financial Officer

                                             By:  /s/ DEAN R. ESTRADA
                                                 ----------------------------
                                                 Name: Dean R. Estrada
                                                 By: Assistant Treasurer


                                             THE CHASE MANHATTAN BANK

                                             By: /s/ MARK E. COSTANTINO
                                                 ----------------------------
                                                 Name: Mark E. Costantino
                                                 Title: Vice President

                                            THE BANK OF NOVA SCOTIA,
                                             SAN FRANCISCO AGENCY

                                             By: /s/ BRUCE GANONG
                                                 ----------------------------
                                                 Name: Bruce Ganong
                                                 Title: Relationship Manager

                                             WELLS FARGO BANK
                                             NATIONAL ASSOCIATION

                                             By: /s/ JEFF P. JOHNSON
                                                 ----------------------------
                                                 Name: Jeff P. Johnson
                                                 Title Assistant Vice President

                                             BANK OF HAWAII

                                             By: /s/ SAL. G. PAGLIARO
                                                 ----------------------------
                                                 Name: Sal. G. Pagliaro
                                                 Title: Vice President

                                             THE FIRST NATIONAL BANK OF CHICAGO

                                             By: /s/ GREGORY A. GILBERT
                                                 ----------------------------
                                                 Name: Gregory A. Gilbert
                                                 Title: Vice President

                                             SOCIETE GENERALE

                                             By: /s/ BRIAN MCDONALD
                                                 ----------------------------
                                                 Name: Brian McDonald
                                                 Title: Vice President

                                             BANKBOSTON, N.A.

                                             By: /s/ ALICIA SZENDIUCH
                                                 ----------------------------
                                                 Name: Alicia Szendiuch
                                                 Title: Director

                                             BANKERS TRUST COMPANY

                                             By: /s/ ALEXANDER JOHNSON
                                                 ----------------------------
                                                 Name:  Alexander Johnson
                                                 Title: Managing Director

 CASTLE & COOKE, INC.                                                SCHEDULE A



         SHARES REPURCHASED           DEBT CUSHION
      ---------------------           ------------
      3,000,000 - 2,750,001             20,000,000
      2,750,000 - 2,500,001             15,000,000
      2,500,000 - 2,000,001             10,000,000
          2,000,000 or less                      0
